UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2008 (October 27, 2008)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way	07054
Parsippany, NJ
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2008, our Avis Budget Rental Car Funding (AESOP) LLC subsidiary extended the expiration date of our principal asset-backed conduit facility (known as the Series 2002-2 Notes) to December 26, 2008 and decreased the maximum available amount under such facility by $50,000,000, to $1,450,000,000.  The facility was also amended to increase the enhancement and liquidity percentages in order to obtain ratings of “AA” from S&P and “Aa2” from Moody’s, to increase the vehicle concentration limits for certain “risk” vehicles and to add a new amortization event defined as the occurrence and continuation of an “event of default” under our senior credit facilities.  The usage and other fees payable under the facility were increased by an anticipated 3% per annum, compared to previous years.

Also on October 27, 2008, our Avis Budget Rental Car Funding (AESOP) LLC subsidiary amended our $1.1 billion seasonal conduit facility (known as the Series 2008-1 Notes), which matures in February 2009, to include similar pricing and other terms as described above.  The maximum available amount under such facility was also decreased by $100 million to $1 billion.

Attached hereto is a copy of the Eleventh Amendment to the Amended and Restated Series 2002-2 Supplement, as Exhibit 10.1, and a copy of the First Amendment to the Series 2008-1 Supplement as Exhibit 10.2, which are incorporated herein by reference.

Certain of the conduit purchasers of the Series 2002-2 Notes and the Series 2008-1 Notes, the trustee, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Eleventh Amendment to the Amended and Restated Series 2002-2 Supplement, dated as of October 27, 2008.
10.2	First Amendment to the Series 2008-1 Supplement, dated as of October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: October 28, 2008

3

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated October 28, 2008 (October 27, 2008)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Eleventh Amendment to the Amended and Restated Series 2002-2 Supplement, dated as of October 27, 2008.
10.2	First Amendment to the Series 2008-1 Supplement, dated as of October 27, 2008.

4